WELLS FARGO FUNDS TRUST

DISTRIBUTION PLAN

WHEREAS, Wells Fargo Funds Trust (“Trust”) is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to adopt a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act on behalf of the classes of shares of each Fund listed in Appendix A as it may be amended from time to time (each, a “Fund” and, collectively, the “Funds”) and the Board of Trustees, including a majority of the Qualified Trustees (as defined below), has determined that there is a reasonable likelihood that adoption of the Plan will benefit each class of each Fund listed in Appendix A and its shareholders;

NOW THEREFORE, each Fund hereby adopts the Plan on behalf of each class of each Fund listed in Appendix A, in accordance with Rule 12b‑1 under the 1940 Act, on the following terms and conditions:

Section 1.        The Trust, on behalf of each class of each Fund listed in Appendix A, may pay to the principal underwriter of the Funds (the “Distributor”), as compensation for services or other activities that are primarily intended to result in the sale of shares, or reimbursement for expenses incurred in connection with services or other activities that are primarily intended to result in the sale of shares, a monthly amount that is no higher than the annual rates as set forth on Appendix A.  Subject to such maximum annual rates, the actual amount payable to the Distributor shall be determined from time to time by mutual agreement between the Trust and the Distributor.  The Trust, on behalf of each Fund, may execute and deliver written agreements based substantially on the form attached hereto as Appendix B or on any other form duly approved by the Board (the “Distribution Agreement”) with the Distributor to provide or engage other entities to provide certain distribution-related services.  The Distributor may execute and deliver written,third-party agreements with one or more broker-dealers based substantially on the form duly approved by the Board, attached hereto as Appendix C, (the “Dealer Agreement”) under which such broker-dealers may receive compensation for distribution-related services from the Distributor, including, but not limited to, commissions or other payments to such agents based on the average daily net assets of Fund shares attributable to them.  The Distributor may retain any portion of the amount payable hereunder to compensate it for distribution-related services provided by it or to reimburse it for other distribution-related expenses. The Distributor also may enter into such agreements based on such additional forms of agreements as it deems appropriate, provided that the Distributor determines that the Trust’s and the Funds’ responsibility or liability to any person on account of any acts or statements of any such broker-dealer under any such third-party agreement do not exceed their responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that the Distributor determines that the overall terms of any such third-party agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees.  In addition, any agreement related to the Plan shall provide:

A.     That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of such class of such Fund, on not more than 60 days’ written notice to any other party to the agreement; and

B.     That such agreement shall terminate automatically in the event of its assignment.

  Section 2.       The Plan shall be effective with respect to each class of a Fund listed on Appendix A, (or each class of a Fund added to Appendix A from time to time): (a) on the date upon which it is approved for such class (i) by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan for such class, and (ii) by at least a majority of the outstanding voting securities of the class or Fund, if required; or (b) on the date the class commences operations, if such date is later.

Section 3.        Unless earlier terminated, the Plan shall continue in effect for a period of one year from its respective effective date and shall continue thereafter for successive annual periods, provided that such Plan is reapproved at least annually by vote of a majority of the Trustees of the Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such reapproval.

Section 4.        So long as the Plan is in effect, the Trust shall provide, or shall cause the Distributor to provide, to the Trust’s Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended by the Trust under the Plan and each related agreement and the purposes for which such expenditures were made.

Section 5.        The Plan may not be amended to increase materially the amount that may be expended by a class of a Fund pursuant to the Plan without the approval by a vote of a majority of the outstanding voting securities of such class of such Fund, and no material amendment to the Plan shall be made unless approved by vote of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.

Section 6.        The Plan may be terminated with respect to any class at any time by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the class.

Section 7.          While the Plan is in effect, the selection and nomination of each Trustee who is not an interested person of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

Section 8.          To the extent any payments made by the Fund pursuant to a Shareholder Servicing Plan and Servicing Agreement are deemed to be payments for the financing of any activity primarily intended to result in the sale of shares within the context of Rule 12b-1 under the 1940 Act, such payments shall be deemed to have been approved pursuant to the Plan.  Notwithstanding anything herein to the contrary, no Fund or class of shares shall be obligated to make any payments under the Plan that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

Section 9.          The Trust shall preserve copies of the Plan, each related agreement and each written report presented to the Trust’s Board of Trustees pursuant to Section 1 hereof, for a period of not less than six years from the date of the Plan, agreement or report, as the case may be, the first two years in an easily accessible place.

Section 10.        The provisions of the Plan are severable for each class of each Fund listed in Appendix A, and whenever any action is to be taken with respect to the Plan, such action shall be taken separately for each such class affected.

Section 11.        As used in the Plan, (a) the terms “assignment”, “interested person” and “vote of a majority of the outstanding voting securities” shall have the respective meanings given them in the 1940 Act and the rules and regulations thereunder, subject to such exemption or interpretation as may be provided by the Securities and Exchange Commission or the staff thereof, and (b) the term “Qualified Trustees” shall mean the Trustees of the Trust who (i) are not “interested persons” of the Trust and (ii) have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan.  The agreement(s) between the Trust and its Distributor shall be considered to be agreements related to the Plan.  The agreement(s) between the Distributor and any selling agents shall not be considered to be agreements related to the Plan.

Approved:  February 20, 2014

APPENDIX A

DISTRIBUTION PLAN

WELLS FARGO FUNDS TRUST

Funds Trust Funds and Share Classes*	Maximum Rule 12b-1 Fee
Absolute Return Fund Class C	0.75
Adjustable Rate Government Fund Class B Class C	0.75 0.75
Alternative Strategies Fund Class C	0.75
Asia Pacific Fund Class C	0.75
Asset Allocation Fund Class B Class C Class R	0.75 0.75 0.25

C&B Large Cap Value Fund

Class B Class C	0.75 0.75

C&B Mid Cap Value Fund

Class B Class C	0.75 0.75

California Limited-Term Tax-Free Fund

Class C	0.75

California Municipal Money Market Fund

Sweep Class	0.35

California Tax-Free Fund

Class B Class C	0.75 0.75

Capital Growth Fund

Class C	0.75

Colorado Tax-Free Fund

Class B Class C	0.75 0.75

Common Stock Fund

Class B Class C	0.75 0.75

Core Bond Fund

Class B Class C Class R	0.75 0.75 0.25
Disciplined U.S. Core Fund Class C	0.75

Discovery Fund

Class C	0.75

Diversified Capital Builder Fund

Class B Class C	0.75 0.75

Diversified Equity Fund

Class B Class C	0.75 0.75
Diversified Income Builder Fund Class B Class C	0.75 0.75

Diversified International Fund

Class B Class C	0.75 0.75

Dow Jones Target Today Fund

Class B Class C Class R	0.75 0.75 0.25

Dow Jones Target 2010 Fund

Class B Class C Class R	0.75 0.75 0.25

Dow Jones Target 2015 Fund

Class R

0.25

Dow Jones Target 2020 Fund

Class B Class C Class R	0.75 0.75 0.25

Dow Jones Target 2025 Fund

Class R

0.25

Dow Jones Target 2030 Fund

Class B Class C Class R	0.75 0.75 0.25

Dow Jones Target 2035 Fund

Class R

0.25

Dow Jones Target 2040 Fund

Class B Class C Class R	0.75 0.75 0.25

Dow Jones Target 2045 Fund

Class R

0.25

Dow Jones Target 2050 Fund

Class C Class R	0.75 0.25

Dow Jones Target 2055 Fund

Class R

0.25
Emerging Growth Fund Class C	0.75

Emerging Markets Equity Fund

Class B Class C	0.75 0.75

Emerging Markets Equity Income Fund

Class C	0.75

Emerging Markets Equity Select Fund

Class C	0.75

Emerging Markets Local Bond Fund

Class C	0.75

Endeavor Select Fund

Class B Class C	0.75 0.75

Enterprise Fund

Class B Class C	0.75 0.75

Global Opportunities Fund

Class B Class C	0.75 0.75

Government Money Market Fund

Sweep Class	0.35

Government Securities Fund

Class B Class C	0.75 0.75

Growth Balanced Fund

Class B Class C	0.75 0.75

Growth Fund

Class C	0.75

High Income Fund

Class B Class C	0.75 0.75

High Yield Bond Fund

Class B Class C	0.75 0.75

High Yield Municipal Bond Fund

Class C	0.75

Income Plus Fund

Class B Class C	0.75 0.75

Index Asset Allocation Fund

Class B Class C	0.75 0.75
Index Fund Class B Class C	0.75 0.75

Inflation-Protected Bond Fund

Class B Class C	0.75 0.75
Intermediate Tax/AMT-Free Fund Class C	0.75
International Bond Fund Class B Class C	0.75 0.75

International Equity Fund

Class B Class C Class R	0.75 0.75 0.25

International Value Fund

Class B Class C	0.75 0.75

Intrinsic Small Cap Value Fund

Class C	0.75
Intrinsic Value Fund Class B Class C Class R	0.75 0.75 0.25

Intrinsic World Equity Fund

Class C	0.75
Large Cap Core Fund Class C	0.75
Large Cap Growth Fund Class C Class R	0.75 0.25

Large Company Value Fund

Class C	0.75

Managed Account CoreBuilder Shares Series M

0.00

Minnesota Tax-Free Fund

Class B Class C	0.75 0.75
Moderate Balanced Fund Class B Class C	0.75 0.75

Money Market Fund

Class B Class C Daily Class	0.75 0.75 0.25

Municipal Bond Fund

Class B Class C	0.75 0.75

Municipal Money Market Fund

Sweep Class	0.35

National Tax-Free Money Market Fund

Sweep Class	0.35

North Carolina Tax-Free Fund

Class C	0.75

Omega Growth Fund

Class B Class C Class R	0.75 0.75 0.25
Opportunity Fund Class B Class C	0.75 0.75

Pennsylvania Tax-Free Fund

Class B Class C	0.75 0.75

Precious Metals Fund

Class B Class C	0.75 0.75

Premier Large Company Growth Fund

Class B Class C	0.75 0.75

Short Duration Government Bond Fund

Class B Class C	0.75 0.75

Short-Term Bond Fund

Class C	0.75

Short-Term High Yield Bond Fund

Class C	0.75

Short-Term Municipal Bond Fund

Class C	0.75

Small Cap Value Fund

Class B Class C	0.75 0.75

Small Company Growth Fund

Class B Class C	0.75 0.75

Small Company Value Fund

Class B Class C	0.75 0.75

Small/Mid Cap Value Fund

Class C	0.75

Special Mid Cap Value Fund

Class C	0.75

Special Small Cap Value Fund

Class B Class C	0.75 0.75

Specialized Technology Fund

Class B Class C	0.75 0.75

Strategic Income Fund

Class C	0.75
Strategic Municipal Bond Fund Class B Class C	0.75 0.75

Traditional Small Cap Growth Fund

Class C	0.75

Treasury Plus Money Market Fund

Sweep Class	0.35

Utility and Telecommunications Fund

Class B Class C	0.75 0.75

Ultra Short-Term Income Fund

Class C	0.75

Ultra Short-Term Municipal Income Fund

Class C	0.75

WealthBuilder Conservative Allocation Portfolio

0.75

WealthBuilder Equity Portfolio

0.75

WealthBuilder Growth Allocation Portfolio

0.75

WealthBuilder Growth Balanced Portfolio

0.75

WealthBuilder Moderate Balanced Portfolio

0.75

WealthBuilder Tactical Equity Portfolio

0.75

Wisconsin Tax-Free Fund

Class C	0.75

100% Treasury Money Market Fund

Sweep Class	0.35

Approved:  February 20, 2014

*On November 7, 2007, the Board of Trustees approved the closing of Class B shares to new investors and additional investments, effective February 14, 2008, with the exception of the Money Market Fund.  Following the closing of the Class B shares, 12b-1 payments will continue to fund previously incurred distribution-related expenses.

  On November 20, 2013 the Board of Wells Fargo Funds Trust approved the establishment of the Alternative Strategies Fund.  The fund is scheduled to become effective in the second quarter of 2014.